EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 1 TO
AMENDED AND RESTATED
LICENSE AGREEMENT
(Index Options)
This Amendment No. 1 (this “Amendment”) is made as of August 22, 2011, by and between CME Group Index Services LLC (“Licensor” or “CME Indexes”) and Chicago Board Options Exchange, Incorporated (the “Licensee” or “CBOE”). This Amendment is an amendment to that certain Amended and Restated License Agreement (Index Options) (the “Agreement” or the “License Agreement”), dated as of September 29, 2006 (the “Effective Date”), by and between Dow Jones & Company, Inc. (“DJC”), and CBOE.
WHEREAS, CME Indexes is the successor-in-interest by assignment of the rights and obligations of DJC under the Agreement.
WHEREAS, CBOE and CME Indexes wish to amend the Agreement as set forth herein, among other things to expressly confirm that CBOE's affiliate C2 Options Exchange, Incorporated (“C2”) is within the scope of the license to use the Indexes granted to CBOE in the Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the License Agreement.
2.    The parties acknowledge and confirm that references to “Dow Jones” as a contracting party in the Agreement are and shall be deemed to be references to Licensor effective from and after March 18, 2010.
3.    Section 1(a) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(a)    Subject to the terms and conditions of this Agreement, CME Indexes hereby grants to the Licensee a non-transferable (except to affiliates pursuant to Section 12(a)), non-exclusive (except as otherwise provided in the applicable Licensing Schedule(s)) license in the territory specified in the applicable Licensing Schedule(s) (the “Territory”) to permit Licensee and its Affiliate: (i) to use each of the Indexes solely in connection with the trading and issuance of the Products on or through their respective exchanges during the hours specified in the applicable Licensing Schedule and (ii) to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products and to make such disclosure about the Products as either of them deems necessary or desirable under any applicable federal or state laws, rules or regulations, in order to indicate the source of the Indexes. It is understood that the license granted in this Section 1(a) covers, in addition to trading, all activities associated with the trading of the Products, including the creation, issuance, exercise, clearance and settlement of the Products by Licensee or by any registered clearing agency or other person performing such activities on behalf of Licensee and that no such clearing agency or other person shall need to obtain a license from CME Indexes with respect to either initial sale or subsequent resale of any Products. As used in this Agreement with an initial capital letter, the term “Affiliate” means C2 for so long as C2 is controlled by, is under common control with or controls CBOE. For purposes of this definition, the term “control” and the related terms “controlled by” and “under common control with” mean the possession by one entity, directly or indirectly, of fifty percent (50%) or more of the voting securities of another entity.
4.    Section 3(b) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(b)    CME Indexes shall have the right to audit on a confidential basis the relevant books and records of the Licensee and its Affiliate to confirm the accuracy of any one or more calculations of License Fees. CME Indexes shall bear its own costs of any such audit unless it is determined that CME Indexes has been underpaid by 5% or more with respect to the payments being audited, in which case CME Indexes' costs of such audit shall be paid by the Licensee.
5.    Section 3(d)(1) of the License Agreement is hereby deleted and replaced in its entirety with the

EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

following:
(1)    If CME Indexes establishes a per-contract fee for purposes of calculating the license fee due to CME Indexes in any license agreement with respect to any such Product or any such period of the day with one or more other parties (other than an affiliate of Licensee) that is less than the applicable per-contract fee payable by Licensee pursuant to this Agreement, CME Indexes shall promptly notify Licensee thereof, and during the effectiveness of any such license agreement the per-contract fees payable by Licensee pursuant to this Agreement with respect to such Product or any period of day, as applicable, shall be calculated using the lowest per-contact fee payable by any such other party with respect to such Products instead of at the applicable per-contract fee specified in this Agreement. Licensee's rights and CME Indexes' obligations set forth in this Section 3(d)(1) shall not apply to or affect any annual minimum payment payable by Licensee under this Agreement.
6.    Sections 4(g) and 4(h) of the License Agreement are hereby deleted and replaced in their entirety with the following:
(g)    In the event of a termination by reason of discontinuance of any Dow Jones Index under Sections 4(d) or (e), or in the event of a termination under Section 4(f), CME Indexes shall, at the time the notice of termination is provided to the Licensee, provide to the Licensee a non-exclusive, perpetual and royalty-free license effective as of the date of the discontinuance and a list of companies, shares outstanding and divisors for the terminated Index as of the date of discontinuance. The Licensee shall not thereafter make any reference to the Dow Jones Marks in respect of the discontinued Index (except as provided in the next sentence) and CME Indexes shall have no further obligations to the Licensee with respect to the discontinued Index, or any Product based thereon, after furnishing the Licensee with the aforesaid information. In any such event, the Licensee may elect, by written notice to CME Indexes, to redesignate the Index and the Products based thereon and continue to list for trading additional option series as if no notice of termination had been received, except that, from time of receipt of such notice of election until termination of the license, such index shall be described as the “CBOE ____ Index,” formerly “Dow Jones _________ Index.” Thereafter, upon termination of the license, the Licensee may promote and list for trading, and permit its Affiliate to promote and list for trading, indexed products based upon the securities index designated by the name “CBOE ___ Index” or equivalent provided that the Licensee prominently disclaims any relationship with CME Indexes in respect thereto.
(h)    Upon any termination of this Agreement, until expiration of Products in the last expiration month listed on the date of termination, the Licensee may continue to use and permit its Affiliate to use the Indexes and the Dow Jones Marks in connection with the trading of Products which are open on the date of termination, and, unless CME Indexes has provided to the Licensee the license provided for in Section 4(g), CME Indexes shall continue to perform its obligations under Section 5(b). The Licensee shall not list, and shall not permit its Affiliate to list, for trading additional Products beyond those that were open on the date of termination; provided, however, that the Licensee may list, and may permit its Affiliate to list, for trading additional series of Products in expiration months listed on the date of the termination and may list, and may permit its Affiliate to list, additional series in the two near-term expiration months until expiration of Products in the last expiration month listed on the date of the termination; and Licensee's obligations under this Agreement (other than any obligation with respect to the Annual Minimum Payment) shall remain in full force and effect with respect to such Products. Notwithstanding the foregoing, in the event of a termination by CME Indexes under Section 4(a) by reason of any breach by the Licensee relating to its obligations under this Agreement with respect to Dow Jones 'Intellectual Property, Section 6(g) shall continue to apply to the Licensee.
7.    Section 5(d) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(d)    CME Indexes, at the Licensee's request, will provide the Licensee with reasonable cooperation in connection with the Licensee's or its Affiliate's obtaining and maintaining regulatory approval of the Products.
8.    Section 5(g) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(g)    During the Term the Licensee will: (i) maintain in the Licensee's Rules a limitation on liability of licensors of indexes, with respect to trading on or through the Licensee of options on indexes, which is in form and substance substantially as set forth in the Licensee's current Rule 24.14; and (ii) cause its Affiliate to maintain in its Rules, during any period of time when the Affiliate is providing a market for the trading of Products based on any of the Indexes,

EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

a limitation on liability of licensors of indexes, with respect to trading on or through the Affiliate of options on indexes, which is in form and substance substantially as set forth in the Licensee's current Rule 24.14.
9.    Section 6(a) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(a)    During the Term, CME Indexes shall apply for such trademark and trade name registrations for the Dow Jones Marks only in such jurisdictions, if any, where CME Indexes, in its sole discretion, considers such filings appropriate. The Licensee shall, and shall cause its Affiliate to, reasonably cooperate with CME Indexes in the maintenance of such rights and registrations and shall, and shall cause its Affiliate to, do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use and shall cause its Affiliate to use the following notice when referring to any of the Indexes or any of the Dow Jones Marks in any informational materials to be used in connection with the Products (including, where applicable, all advertisements, brochures and promotional and any other similar informational materials) that in any way use or refer to CME Indexes, any of the Indexes or any of the Dow Jones Marks (collectively, the “Informational Materials”):
The ["INSERT Name of Index(es)SM"] is owned by Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC ("CME Indexes"), and has been licensed for use. "Dow Jones®", ["INSERT Name of Index(es) SM"] and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones"), and have been licensed to CME Indexes and sublicensed for use for certain purposes by [INSERT Name of Licensee and/or its Affiliate]. [INSERT Name of Licensee and/or its Affiliate]'s [INSERT Name of Product(s)] based on the [INSERT Name of Index]SM are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of trading in such product(s).
or such similar language as may be approved in advance in writing by CME Indexes.
10.    Sections 6(c) and 6(d) of the License Agreement are hereby deleted and replaced in their entirety with the following:
(c)    In the event that the Licensee learns of any infringement or imitation of any of the Indexes and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify CME Indexes. CME Indexes shall take such action as it deems advisable for the protection of rights in and to the Indexes and the Dow Jones Marks and, if requested to do so by CME Indexes, the Licensee shall and shall cause its Affiliate to cooperate with CME Indexes in all respects, at CME Indexes' expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon CME Indexes' reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall CME Indexes be required to take any action it deems inadvisable. The Licensee shall have no right to take any action which would materially affect any of the Indexes and/or any of the Dow Jones Marks without CME Indexes' prior written approval.
(d)    The Licensee shall and shall cause its Affiliate to use its best efforts to protect the goodwill and reputation of CME Indexes, the Indexes and the Dow Jones Marks in connection with its use of the Indexes and any of the Dow Jones Marks under this Agreement. The Licensee shall and shall cause its Affiliate to submit to CME Indexes, for CME Indexes' review and approval, and the Licensee shall not use and shall cause its Affiliate not to use until receiving CME Indexes' approval thereof in writing, all Informational Materials. CME Indexes' approval shall be required with respect to the use of and description of CME Indexes, any of the Indexes or any of the Dow Jones Marks. CME Indexes shall notify the Licensee of its approval or disapproval of any Informational Materials within three business days (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) following receipt thereof from the Licensee. Once Informational Materials have been approved by CME Indexes, subsequent Informational Materials which do not alter the use or description of CME Indexes, such Indexes or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by CME Indexes.
11.    Section 6(g) of the License Agreement is hereby deleted and replaced in its entirety with the following

EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

and the following Sections 6(h) through (k) shall be added thereto:
(g)    If at any time CME Indexes is of the opinion that the Licensee or its Affiliate is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to the standards as set forth herein, CME Indexes shall give notice to the Licensee to that effect. Upon receipt of such notice, the Licensee shall forthwith correct the defects in the non-conforming Products or Informational Materials so that they comply with all required standards or cease (subject to regulatory requirements) the listing, marketing and promotion of the non-conforming Products or Informational Materials.
(h)    Licensee acknowledges and agrees that: (i) CME Indexes has licensed the rights to use the designations “Dow Jones”, “Dow Jones Indexes” and “DJ” pursuant to a Trademark License Agreement dated March 18, 2010 between Dow Jones Trademark Holdings LLC and CME Group Index Holdings LLC (the “Trademark License Agreement”) (such rights being hereinafter individually and collectively referred to as the “DJ Licensed Marks”), and (ii) any and all rights to use any of the DJ Licensed Marks (including, without limitation, the DJ Licensed Marks as part of the names of any of the Indexes) granted in connection with the License Agreement shall terminate automatically upon notice from DJC in the event of a termination of the Trademark License Agreement; provided, however, that (1) notwithstanding anything to the contrary herein, Licensee may terminate this Agreement, by notice given within sixty (60) days of its receipt of notice of termination of the Trademark License Agreement, effective as of a date specified in the notice of termination of this Agreement (in which event any Products listed for trading at the time of the termination of the Trademark License Agreement may continue to use the DJ Licensed Marks in connection therewith in accordance with the terms and conditions of Section 4(h) of this Agreement); and (2) any Products listed for trading at the time of any termination of the Trademark License Agreement may continue to use the DJ Licensed Marks in connection therewith in accordance with the terms and conditions of the Agreement. CME Indexes shall provide Licensee as much notice as is reasonably practicable of any such termination.
(i)    Licensee shall not use any of the DJ Licensed Marks as part of or the whole of a company name or trade name.
(j)    Licensee shall not use the DJ Licensed Marks in a logo or stylized format in connection with the Products.
(k)    Licensee shall not use any DJ Licensed Mark in a way that implies DJC's or its affiliates' sponsorship, endorsement, promotion or sale of the Products. By way of example, without limitation, and without limiting any rights of CME Indexes set forth herein, if a DJ Licensed Mark is included in the name of a Product, Licensee shall clearly identify itself as the sponsor, promoter and/or seller of such Product, as applicable, in the name of such Product and the use of the DJ Licensed Mark in the Informational Materials with respect to the Product shall display the DJ Licensed Marks no more prominently than Licensee's marks. Further, and without limiting any rights of CME Indexes set forth herein, if one or more of the DJ Licensed Marks is included in the name of a Product, such name shall include the name of the relevant Index on which such Product is based (or a mutually agreed abbreviation thereof) together with Licensee's own mark preceding (and at least as prominent as) the DJ Licensed Mark. Notwithstanding the foregoing, Licensee's use of the DJ Licensed Marks (i) in the names of Products listed on CBOE and C2 that are based on an Index, including ones listed after March 18, 2010, in conformity with Licensee's marketing practices as of March 18, 2010 or (ii) in Informational Materials that have been reviewed and approved by CME Indexes pursuant to Section 6(d) of the License Agreement, shall be deemed in compliance with the terms and conditions of this Section 6(k).
12.    Section 7(c) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(c)    Notwithstanding the foregoing: (1) either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure; and (2) either party may disclose Confidential Information to its affiliates provided that the disclosing party makes any such affiliate aware of the obligations of the disclosing party as set forth in Section 7(b) and this Section 7(c). The

EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

provisions of Sections 7(b) and (c) shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information. Notwithstanding the foregoing or anything herein to the contrary, Licensee hereby consents to CME Indexes' disclosure of this Agreement to DJC, subject to CME Indexes' redaction of financial and similar proprietary information.
13.    Sections 8(a) and 8(b) of the License Agreement are hereby deleted and replaced in their entirety with the following:
(a)    Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable laws, rules or regulations. CME Indexes represents that it owns and/or has the right to license hereunder the Intellectual Property licensed hereunder in accordance with the terms and conditions set forth herein. The Licensee represents and warrants, on behalf of itself and its Affiliate, to CME Indexes that the Products listed for trading, and the marketing and promotion thereof, by or on behalf of the Licensee and its Affiliate will not violate any agreement applicable to the Licensee or its Affiliate, as the case may be, or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws.
(b)    The Products are not sponsored, endorsed, sold or promoted by CME Indexes or DJC. CME Indexes and DJC make no representation or warranty, express or implied, to the Licensee, the owners of the Products or any member of the public regarding the advisability of trading or investing in securities generally or in the Products particularly. CME Indexes' and DJC's only relationship to the Licensee is the licensing of certain trademarks and trade names and the Indexes which are determined, composed and calculated by CME Indexes without regard to the Licensee or the Products. CME Indexes has no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating the Indexes. CME Indexes and DJC are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Products to be issued or in the determination or calculation of any equation by which the Products are to be converted into cash. CME Indexes and DJC have no obligation or liability in connection with the administration, marketing or trading of the Products.
CME INDEXES AND DJC DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA RELATED THERETO AND CME INDEXES AND DJC SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. CME INDEXES AND DJC MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA RELATED THERETO. CME INDEXES AND DJC MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT (except as otherwise expressly provided in Section 9) SHALL CME INDEXES OR DJC HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. Except as expressly provided in Section 9, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME INDEXES AND THE LICENSEE.
14.    Sections 9(a) and (b) of the License Agreement shall be deleted in their entirety and replaced with the following:
(a)    The Licensee shall indemnify and hold harmless CME Indexes and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages (excluding lost profits or special, indirect, exemplary, incidental, or consequential damages, unless awarded to a third party), liabilities, costs and expenses of any kind (including reasonable attorneys' and experts' fees) (collectively, “Losses”) that arise out of or relate to any claim, action or proceeding brought by a third party that relates to (i) any breach by the Licensee of its representations and warranties or covenants under this Agreement, (ii) this Agreement or (iii) the Products; provided, however, that CME Indexes must promptly notify the Licensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced therefrom). The Licensee may elect, by written notice to CME Indexes within ten (10) days after receiving notice of such

EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

claim, action or proceeding, to assume the defense thereof with counsel reasonably acceptable to CME Indexes. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if CME Indexes reasonably believes that there are conflicts of interest between CME Indexes and the Licensee or that additional defenses are available to CME Indexes with respect to such defense, then CME Indexes shall retain its own counsel to defend such claim, action or proceeding, at the Licensee's expense. The Licensee shall periodically reimburse CME Indexes for its expenses incurred under this Section 9(a). CME Indexes shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that CME Indexes shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee unless CME Indexes waives its right to indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of CME Indexes, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to CME Indexes of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of CME Indexes.
(b)    Notwithstanding Section 9(a), the Licensee shall not have any obligation to indemnify and hold harmless CME Indexes and its affiliates, and their respective officers, directors, members, employees, and agents, to the extent that CME Indexes' Losses arise out of or relate to (i) a breach by CME Indexes of its representations or warranties under this Agreement, (ii) the gross negligence or willful or reckless misconduct of any of CME Indexes' officers, directors, employees or agents acting within the scope of their authority, or (iii) miscalculations or errors in an Index originated by CME Indexes. Further, Licensee's indemnification obligations set forth in Section 9(a) above also shall apply for the benefit of Dow Jones; provided, however, Licensee shall not be obligated to indemnify both Dow Jones and CME Indexes with respect to Losses incurred in connection with the same claim, action or proceeding (“Duplicate Claims”). In the event one or more Duplicate Claims arise, CME Indexes shall elect upon written notice to Licensee which party (i.e., CME Indexes or Dow Jones) shall be indemnified by Licensee pursuant to Section 9(a) of the License Agreement, and Licensee shall have no obligation under Section 9(a) of the License Agreement to indemnify the other party.

15.    Licensor's contact information for notice purposes set forth in Section 12(e) of the License Agreement is hereby deleted and replaced with the following:

If to CME Indexes:    CME Group Index Services LLC
4300 North Route 1
South Brunswick, NJ 08852
Attn: Michael A. Petronella
Fax No: 609/520-7070

With a copy to:        CME Group Index Services LLC
c/o CME Group Inc.
20 South Wacker Drive
Chicago, IL 60606
Attn: General Counsel
16.    Section 12(g) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(g)    This Agreement (and any related agreement or arrangement between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors and the other persons expressly referred to herein, and nothing in this Agreement (or any related agreement or arrangement between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any purchaser of any Products traded on or through the Licensee's facilities), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related agreement or arrangement between the parties hereto).
17.    Section II of Exhibit B to the License Agreement is hereby deleted and replaced in its entirety with the following:
II.    Per Contract Fees for Index Options

EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Subject to the provisions of Section 3 of the License Agreement, in each Year, the Licensee will pay to CME Indexes (or a CME Indexes affiliate designated by CME Indexes) a fee (the "Per Contract Fee") of:
(i)    with respect to Products based on the DJIA, until such time during such Year (if ever) when total Per Contract Fees pursuant to this Agreement have equaled the Annual Minimum Payment, US [*confidential treatment requested/material filed separately*] per contract traded on the Licensee or its Affiliate during such Year;
(ii)    with respect to Products based on all other Indexes licensed pursuant to Schedules I through III, until such time during such Year (if ever) when total Per Contract Fees pursuant to this Agreement have equaled the Annual Minimum Payment, US [*confidential treatment requested/material filed separately*] per contract traded on the Licensee or its Affiliate during such Year; and
(iii)    with respect to Products based on the DJIA and all other Indexes licensed pursuant to Schedules I through III, after such time during such Year (if ever) when total Per Contract Fees pursuant to this Agreement have equaled the Annual Minimum Payment, US [*confidential treatment requested/material filed separately*] per contract traded on the Licensee or its Affiliate during such Year.
provided, that:
(1)    if Licensee or its Affiliate wishes to list and trade a new Product that is based on reduced values of an Index, the parties will in good faith negotiate mutually acceptable reduced Per Contract Fees for such reduced-value Product;
(2)    in each Year, 100% of the Per Contract Fees on all Products on all Indexes payable hereunder shall be applied to the Annual Minimum Payment payable for such Year; and
(3)    notwithstanding clauses (i), (ii) and (iii) above, the Per Contract Fee for blocks of [*confidential treatment requested/material filed separately*] or more contracts shall not exceed [*confidential treatment requested/material filed separately*]% of the transaction fees charged by the Licensee or its Affiliate (as applicable), but in no event shall be less than [*confidential treatment requested/material filed separately*] per contract.
18.    All other terms of the License Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.
CME GROUP INDEX SERVICES LLC
By:     /s/ Michael A. Petronella
Name: Michael A. Petronella
Title: President
CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED
By:     /s/ Richard G. DuFour
Name: Richard G. DuFour
Title: Executive Vice President